UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 13, 2002


                UGOMEDIA INTERACTIVE CORPORATION
           ------------------------------------------
       (Exact name of Registrant as specified in charter)


     Nevada               000-31160              88-0470239
   ---------         -------------------        -------------
   (State of       (Commission File Number)     (IRS Employer
 Incorporation)       Identification                  No.)


 10011-123 St. NW, Suite 2303                T5N 1M9
   Edmonton, Alberta, Canada
-------------------------------            ----------
(Address of Principal Executive            (Zip Code)
           Offices)


Registrant's telephone number, including area code: (519) 541-1564

                              N/A
                         -------------
 (Former Name or Former Address, if Changed Since Last Report)

                        Former Address:

  3400 West Desert Inn Road, Suite 13, Las Vegas, NV 89102




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Item 2. Acquisition or Disposition of Assets.

A  Letter  of  Intent  with respect to  the  acquisition  by
UgoMedia Interactive Corporation, a Nevada corporation, ("UgoMedia") of Sciax Technology ("Sciax"). Sciax will merge (the "Combination") with a wholly-owned Ontario subsidiary of UgoMedia ("Acquisitionco"), to form a new Ontario corporation ("Amalco") which will be a wholly-owned subsidiary of UgoMedia was signed on November 25, 2002.

In connection with the Combination, UgoMedia shall issue to the shareholders of Sciax 20,000,000 shares of UgoMedia's Common Stock. The shares shall be restricted securities which may not be transferred except as permitted under US securities laws. In connection with the Combination, UgoMedia, as the sole shareholder of Acquisitionco, will receive 100 common shares of Amalco, being all of the issued and outstanding shares of Amalco.

In addition, Sciax shall pay four hundred fifty thousand dollars ($450,000) USD in cash to UgoMedia , as follows:

     (i) a non-refundable [subject to certain limited conditions] deposit of twenty five thousand ($25,000) USD shall be paid by wire transfer to Airam Capital Group, Inc. on the execution of this Letter of Intent;

     (ii) Concurrent  with  the signing  of  the  definitive
          Agreement   a  further  seventy-five  thousand
          ($75,000)  USD  payment  will  be  made  via   wire
          transfer payable to Airam Capital Group Inc.

      (iii) the remaining $350,000 shall be paid in the form of a promissory note (the "Note"), bearing interest at the rate of 6% per annum. The Note shall be repaid on the first anniversary of the Closing;

provided that Sciax may prepay the outstanding balance (both principal and interest) of the Note at any time without penalty. The Note may be divided, assigned and used to pay debts or other obligations of UgoMedia, and thereafter any payments due on the Note shall be paid directly to such assignee[s]. Further, The Board of Directors of Ugomedia has the option to issue to any assignee of the Note, in whole or in part, the right to acquire shares of UgoMedia at the bid price, up to $.20 per share upon reassignment back to UgoMedia of any unpaid principal and/or interest on the Note.

     (d)    On  Closing:  (i)  Sciax  will  be  merged  with
Acquisitionco into Amalco and will cease to exist as a separate corporation; (ii) Amalco will be responsible for all debts and liabilities of both Sciax and Acquisitionco incurred prior to the date of amalgamation; (iii) Amalco will become a wholly owned subsidiary of UgoMedia; and (iv) the stockholders/partners of Sciax will become stockholders of UgoMedia.




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The following shall be the capital structure post closing:


                           UgoMedia Shares prior to combination

                                   Rotondi         682,677
                                   Nevada Fund   1,132,677
                                   Bleazard        400,000
                                   S Brock         400,000
                                   Others        3,384,666
                                                ------------
                                   TOTAL         6,000,000


Sciax Shares 20,000,000

----------------------------------------------------
TOTAL SHARES POST combination        26,000,000

Ownership Percentage Post
Original Sciax
Shareholders %                 76.92%
Original Ugo
Shareholders %                 23.08%
----------------------------------------------------




The Merger is subject to and conditioned upon the negotiation, execution and delivery of the definitive Merger Agreement. The Merger Agreement shall contain the basic terms and conditions set
forth   herein   together   with  such   other representations,
warranties, covenants, terms, indemnities, and conditions as would be usual and customary for a transaction of this nature and which are mutually agreeable to the parties, including, without limitation, the making of all necessary filings and the obtaining of all necessary approvals or consents from third parties required to consummate the proposed Merger.

The execution and delivery of the Merger Agreement by each party shall be subject to the approval of each Party's Board of Directors and a majority of each entity's shareholders.


Item 5.

An Amendment to Agreement previously filed was made as of the sixth day of December, 2002 between Ugomedia Interactive Corporation, a Nevada corporation ("Ugo") and Michael W. Stapleton ("Stapleton"), as follows:

Paragraph 1 payment terms are revised to read as follows: $65,000.00, payable $15,000 upon execution, with a non interest bearing note secured by the stock sold for $5,000 due in 30 days after closing, and the balance payable as follows: $5000 per month for ten months beginning 1/1/03 less any outstanding debts not retained by Ugo under the Agreement.



ITEM 7.  EXHIBITS

Exhibit   2  -  Letter  of  Intent  between  UgoMedia Interactive
                Corporation and Sciax

Exhibit   5  -  Amendment to Agreement between UgoMedia Interactive
                Corporation and Michael Stapleton




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                           SIGNATURES

     Pursuant  to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                UGOMEDIA INTERACTIVE CORPORATION
                --------------------------------
                          (Registrant)

By: /s/ Aldo Rotondi
    -------------------------
Aldo Rotondi, President

  In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

     Signature                Title                  Date
     ---------               -------                ------

/s/ Aldo Rotondi             President           December 4, 2002
----------------
    Aldo Rotondi


















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